ACCOUNTS RECEIVABLE SECURITY AGREEMENT

DATE:	February 8, 2011

BORROWER:	Applied Natural Gas Fuels, Inc.,
a Nevada corporation

ADDRESS:	31111 Agoura Road, Suite 208
Westlake Village, California 91361

BORROWER:	New Earth LNG, LLC,
a Delaware limited liability company

ADDRESS:	31111 Agoura Road, Suite 208
Westlake Village, California 91361

BORROWER:	Arizona LNG, L.L.C.,
a Nevada limited liablity company

ADDRESS:	31111 Agoura Road, Suite 208
Westlake Village, California 91361

BORROWER:	Applied LNG Technologies, L.L.C.,
a Delaware limited liability company

ADDRESS:	31111 Agoura Road, Suite 208
Westlake Village, California 91361

BORROWER:	Fleet Star, Inc.,
a Delaware corporation

ADDRESS:	31111 Agoura Road, Suite 208
Westlake Village, California 91361

LENDER:	FIRST COMMUNITY FINANCIAL,
a division of Pacific Western Bank

ADDRESS:	4000 North Central Avenue, Suite 100
Phoenix, Arizona 85012

Borrowers (individually and collectively, the “Borrower”) desires to obtain a Credit Facility and other financial accommodations from Lender, and Lender is willing to make such Credit Facility available to Borrower on the following terms and conditions to be secured by the Collateral hereinafter described.  Therefore, the parties agree as follows:

1.           Definitions.

1.1.           “Accounts” means whatever is encompassed by the Code’s definition of that term, and additionally includes all presently existing and hereafter arising accounts, instruments, contract rights, documents, chattel paper (including security agreements and leases), and all other forms of obligations owing to Borrower, all guaranties of such Accounts and other security therefor, the proceeds of such Accounts, all Inventory returned to or reclaimed by Borrower, and Borrower’s Books relating to each of the foregoing.

1.2.           “Agreement” means and includes this Accounts Receivable Security Agreement, any concurrent or subsequent Rider hereto and any extensions, supplements, amendments or modifications thereto.

1.3.           “Borrower’s Books” means and includes all of Borrower’s books and records including but not limited to, all customer lists and lists of account debtors, all ledgers, records reflecting, summarizing or evidencing Borrower’s assets, accounts, business operations or financial condition, computer programs, computer discs, computer printouts, and other computer prepared information and computer equipment of any kind.

1.4.           “Code” means the Uniform Commercial Code prepared under the joint sponsorship of the American Law Institute and the National Conference of Commissioners on Uniform State Laws, as amended from time to time.  Any and all terms used in this Agreement shall be construed and defined in accordance with the meaning and definitions set forth herein or, to the extent not inconsistent herewith, as such terms are defined in the California Uniform Commercial Code, as amended from time to time; provided, however, with respect to any term used herein that is defined in (a) Article 9 of the Uniform Commercial Code as in force at any relevant time in the jurisdiction in which a financing statement with respect to this Agreement is filed, or (b) Article 9 as in force at any relevant time in the jurisdiction in which the terms of this Agreement are enforced, the meaning to be ascribed thereto with respect to any particular item of property shall be that under the more encompassing of the three definitions.

1.5.           “Collateral” means and includes certain assets of the Borrower, including without limitation, all of the following properties, assets and rights of the Borrower and, including whatever is encompassed by the Code’s definition of the following terms, wherever located, whether now owned or hereafter acquired or arising, and all proceeds, products, replacements, substitutes, accessions, additions and improvements to any thereof:

All accounts, rights to the payment of money, inventory, documents and instruments relating to or evidencing any inventory, contract rights, chattel paper, all rights, remedies, security and liens, in, to and in respect of the types of property referred to above, all books, records, ledger cards, computer programs, software and other property at any time evidencing or relating to any or all of the foregoing; and all proceeds of any of the items described  above, in any form now owned or hereafter acquired or arising.

1.6.           “Compliance Certificate” means a certificate executed by the president or chief financial officer of the Borrower to the effect that as of the effective date of the certificate:  (a) no Event of Default exists or would exist after giving effect to the action intended to be taken by the Borrower as described in such certificate; (b) the representations and warranties contained in Section 6 hereof are true and with the same effect as though such representations and warranties were made on the date of such certificate, except for changes in the ordinary course of business none of which, either singly or in the aggregate, have had a material adverse effect upon Borrower; (c) Borrower is in compliance with all financial covenants, including the minimum net worth covenant, contained in Section 7 hereof; and (d) no event which would constitute a Material Impairment has occurred or exists, or if Borrower is not able to make any such statement, Borrower shall provide a description of non-compliance with the items above.

1.7.           “Credit Facility” shall mean a revolving line of credit granted by Lender to Borrower in the amount of $2,500,000.00, in accordance with the terms and conditions set forth in this Agreement.

1.8.           “Eligible Accounts” means accounts on selling terms of net thirty (30) days or less, which have been validly assigned to Lender and strictly comply with all of Borrower’s warranties and representations set forth in this Agreement, but excluding those Accounts:  (a) not paid within 90 days of their invoice date; (b) owed by a single account debtor, if twenty-five percent (25%) owing by said account debtor remains unpaid for more than 90 days after its invoice date; (c) of any individual account debtor if such account debtor’s total indebtedness to Borrower exceeds ten percent (10%) of all Accounts, with the exception of Waste Management, Inc., Burrtec Waste Group, Inc., Orange County Transportation Authority and Wholesum Family Farms, Inc., which shall have concentration limitations of 30%, 20%, 20% and 15%, respectively of all Accounts; (d) representing the sale of goods delivered on consignment, guaranteed sale or on other conditional terms; (e) subject to any defense, setoff or counterclaim claimed or asserted by the account debtor; (f) evidenced by an instrument; (g) owed by an account debtor who is not a resident of the United States.  Wholesum Family Farms, Inc. and Peninsula Light Metals, LLC are considered domestic account debtors; (h) whose account debtor is the United States or any department, agency or instrumentality of the United States, except for those account debtors that have executed with Lender an Assignment of Claims notification; (i) whose account debtor is a subsidiary of, related to, affiliated or has common shareholders, officers or directors with Borrower; (j) whose account debtor is an officer, employee or agent of Borrower; (k) representing goods sold and/or transferred where possession and/or control is held, maintained or retained by Borrower (or its agent) for the account of or subject to further and/or future direction from the account debtor thereof; and (l) not creditworthy, in the sole opinion of Lender.

1.9.           “Lender’s Costs” means and includes:  (a) filing, recording, publication and search fees incurred by Lender relating to Borrower; all costs and expenses incurred by Lender in the enforcement of its rights and remedies under this Agreement, or defending this Agreement or its security interest in the Collateral; (b) long distance telephone and facsimile charges, the expenses of field examiners; (c) all expenses for travel, lodging and food incurred by Lender’s personnel in collecting the Accounts or realizing upon the Collateral; (d) all costs and expenses incurred in gaining possession of, maintaining, handling, preserving, storing, repairing, shipping, selling, preparing for sale and advertising to sell the Collateral, whether or not a sale is consummated; (e) all expenses involved in fulfilling in whole or in part any purchase order from an account debtor; and (f) reasonable attorneys’ fees, incurred by Lender in:  (i) negotiating or documenting any extension or modification hereof; (ii) any attempt to workout or to otherwise adjust Borrower’s obligations hereunder following the occurrence of an event of default; (iii) enforcing payment hereof whether incurred before, after or irrespective of whether suit is commenced, and, in the event suit is brought to enforce payment hereof, such costs, expenses and fees and all other issues in such suit shall be determined by a court sitting without a jury; (iv) enforcing any security interest held as collateral for Borrower’s obligations including any proceeding seeking relief from the automatic stay in a Bankruptcy proceeding commenced by or against Borrower; and (v) defending any litigation arising out of this Agreement.

1.10.           “Inventory” means whatever is encompassed by the Code’s definition of that term, and additionally includes all of Borrower’s raw materials, components, work in process, finished merchandise, and packing and shipping materials, now owned or hereafter acquired, wherever located; all patents, blueprints and drawings related thereto; all other items hereafter acquired by Borrower by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto; and the resulting product or mass, and any documents of title representing any of the above.

1.11.           “Material Impairment” means any one or more of the following has occurred or exists:  (a) the dollar amount collected with respect to Accounts during any thirty (30) day period diminishes significantly, as determined in the sole and absolute judgment of Lender, in comparison to the immediately preceding thirty-day period, and Accounts Turnover increases by more than twenty (20) days within the same thirty (30) day period in comparison to the Accounts Turnover in the immediately preceding thirty-day period; (b) Borrower has a deficit net worth; (c) in Lender’s sole and absolute judgment, Borrower uses a substantial amount of its cash flow for a purpose that is not substantially related to its core business operations, including, without limitation, investment in, merger with, or acquisition of all or substantially all of the business and assets of, a third party; (d) Borrower has incurred losses, before deduction for taxes, during three consecutive months and the aggregate loss exceeds $500,000.00; (e) more than fifty percent (50%) of Borrower’s accounts payable are greater than sixty (60) days from invoice date; (f) the prospect of timely repayment of the Obligations is significantly diminished; (g) since the date of this Agreement, the value of the Collateral has diminished by more than twenty percent (20%); or (h) the priority of Lender’s security interest in the Collateral is contested by any Person.  “Accounts Turnover” means the number derived by dividing the aggregate amount of all of Borrower’s Accounts outstanding at the beginning of a month by the aggregate amount of proceeds of all Accounts received during that month, and multiplying the result by the number of days in that month.

1.12.           “Obligations” mean all indebtedness of Borrower and each Person who hereafter becomes Borrower, that is now or hereafter owing to Lender, regardless whether such indebtedness is now existing or hereafter arising, whether it is voluntary or involuntary, whether due or not, secured or unsecured, absolute or contingent, liquidated or unliquidated, and whether it is for principal, interest, fees, expenses or otherwise, and regardless whether the Person who is or hereafter becomes Borrower may be liable individually or jointly with others, or whether recovery upon any such obligations may be or hereafter become barred or otherwise unenforceable.  The term, “Obligations,” also includes:  (a) all amounts which arise after the filing of a petition by or against Borrower under Title 11 of the United States Code (the “Bankruptcy Code”), even if the obligations do not accrue because of the automatic stay under Bankruptcy Code § 362 or otherwise, and all amounts which would become due but for the operation of the automatic stay under § 362(a) of the Bankruptcy Code, and the operation of §§ 502(b) and 506(b) of the Bankruptcy Code; (b) indebtedness arising under modifications, renewals, replacements and extensions of the Obligations, and successive transactions which renew, continue, refinance or refund the Obligations; and (c) all covenants and duties of Borrower to Lender of every kind, nature and description, (whether arising out of the Agreement or any other agreement, instrument, document, record or contract now existing or hereafter made by Borrower in favor of Lender, and whether created by oral agreement or operation of law, and whether or not for the payment of money), including without limitation any debt, liability or obligation owing by Borrower to others which Lender may have acquired by assignment or otherwise.

1.13.           “Person” means an individual, partnership, corporation, including a “business trust”, limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

1.14.           “Prime Rate” means the Prime Rate publicly announced by JP Morgan Chase Bank, from time to time (which may not necessarily be the lowest rate charged by that bank to its customers).

1.15.           “State” when referring to:  (a) the location of Borrower’s chief executive office, will be referred to herein as the “Chief Executive Office State;” (b) the location of Borrower’s state of incorporation and/or organization, will be referred to herein as the “Borrower State;” and (c) the location of Collateral consisting of goods, will be referred to herein as the “Collateral State.”

2.           Advances and Charges.

2.1.           Upon request of Borrower from time to time during the term hereof, Lender shall loan and advance to Borrower the amount requested, provided that said amount together with the then outstanding balance of advances previously made does not exceed eighty-five percent (85%) of the amount of Borrower’s Eligible Accounts (less discounts, credits, allowances, service charges, commissions, and freight charges which may be granted to or taken by the account debtors).  Upon the occurrence of an Event of Default per Section 10 of this Agreement or if Lender reasonably believes, in the exercise of its best judgment and in good faith, that there has been a Material Impairment in the value of its Collateral or in the prospect of repayment of Borrower's Obligations, Lender reserves the right at any time and from time to time to change the percentage to be advanced to Borrower.

2.2.           The conditions precedent to each advance hereunder are that no Event of Default hereunder has occurred nor is the effect thereof continuing, and Borrower is in full, faithful and timely compliance with each and all of the covenants, conditions, warranties, and representations, contained in this Agreement and in every other agreement between Lender and Borrower.  As a condition precedent to the first advance hereunder, Lender must also receive an official report from the Secretary of State of each Collateral State, the Chief Executive Office State, and the Borrower State (the “SOS Reports”), indicating that Lender’s security interest in the Collateral is prior to all other security interests and other interests reflected in the report.

2.3.           Lender is hereby authorized to make advances based upon telephonic or other instructions received from anyone purporting to be an officer, employee, or representative of Borrower.

2.4.           Unless provided otherwise in a promissory note executed and delivered by Borrower to Lender in connection with this Agreement, all Obligations shall be due and payable no later than the earlier of:  (a) the last day of the term (or renewal term, if any) of this Agreement, (b) the day an Event of Default occurs, and (c) the day the Agreement is terminated by either party.

2.5.           All Obligations shall bear interest, computed on the basis of a 360-day year for the actual days outstanding, at a fluctuating rate of interest equal to the sum of the Prime Rate plus four and three-quarters of one percent (4.75%) per annum; provided, however, in no event shall the interest rate chargeable on such Obligations be less than eight percent (8.00%) per annum, nor shall the minimum amount of interest payable monthly during the original and each renewal term of this Agreement be less than $8,750.00 per month.

2.6.           In the event of a change in the Prime Rate from time to time, the rate of interest to be charged to Borrower shall be correspondingly adjusted as of the date of the Prime Rate change.  Interest shall be paid on the first day of each month.  Any interest not paid when due shall become a part of the Obligations, and shall thereafter bear interest as provided herein.  If an Event of Default or termination of this Agreement because of such default occurs, Borrower shall pay upon Lender’s demand an amount equal to the minimum monthly interest payment amount multiplied by the number of months of the term (or renewal term, as applicable), of this Agreement that would otherwise remain but for the occurrence of such Event of Default or termination.

2.7.           Lender shall render statements to Borrower of the Obligations, including all principal, interest and Lender’s Costs owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within thirty (30) days after receipt thereof by Borrower, Borrower notifies Lender in writing specifying the error or errors, if any, contained in any such statements.

2.8.           In consideration for establishing the Credit Facility on the terms and conditions provided for herein, Borrower agrees to pay to Lender a commitment and funding fee, which shall be deemed earned and non-refundable upon payment thereof:  (a) in the amount of one and one-tenth of one percent (1.10%) of the Credit Facility upon the execution hereof; and (b) in the amount of one-half of one percent (0.50%) of the Credit Facility upon each annual date of this Agreement until such time as the Credit Facility has been terminated.  In the event that the term of this Agreement is renewed as provided in article 5 below, Borrower shall pay within ten days prior to the anniversary date to Lender a renewal fee of one percent (1.00%) of the Credit Facility each renewal period.   In the event that the amount under the Credit Facility is increased, Borrower shall pay to Lender a one percent (1.00%) line increase fee on the additional commitment amount. If at any time the amount of Obligations exceeds the amount Borrower is allowed to borrow under Section 2.1 (“Over Formula”), Borrower shall pay Lender the amount of Lender’s standard Over Formula fees as determined by Lender from time to time. All fees provided for in this Section shall be deemed earned and non-refundable upon payment thereof.

2.9.           Upon an Event of Default, and for as long as such Event of Default or the consequences thereof continue, interest shall accrue on the Obligations from and after such Event of Default at a rate of interest which is four (4) percentage points greater than the rate then being charged.  If, upon Borrower’s request, Lender gives a written acknowledgment that it will not exercise any of its remedies as the result of the occurrence of an Event of Default, Borrower shall pay to Lender the sum of $1,000.00.  If Borrower fails for more than fifteen (15) days to furnish its monthly financial statements as required by Section 7.1(h), Borrower shall pay to Lender the sum of $50.00 for each day prior to Lender’s receipt of such financial statements.

2.10.           No provision of this Agreement or any other aspect of the transaction of which this Agreement is a part is intended to or shall require or permit the holder, directly or indirectly, to take, receive, contract for or reserve, in money, goods or things in action, or in any other way, any interest (including amounts deemed by law to be interest, such amounts to then be deemed to be an addition to the rate of interest agreed upon) in excess of the maximum rate of interest permitted by law in the State of California as of the date hereof.  If any such excess shall nevertheless be provided for, or be adjudicated by a court of competent jurisdiction to be provided for, the undersigned shall not be obligated to pay such excess but, if paid, then such excess shall be applied against the unpaid principal balance of this Agreement or, to the extent that the principal balance has been paid in full by reason of such application or otherwise, such excess shall be remitted to the undersigned. In the event any amount determined to be excessive interest is applied against the unpaid principal balance of this Agreement, and thereafter the rate of interest accruing under this Agreement is less than the rate permitted by law, this Agreement shall thereafter accrue interest at such highest lawful rate until such time as the amount accrued at the interest rate differential equals the amount of excessive interest previously applied against principal.  Notwithstanding anything herein or in any of the other Loan Documents to the contrary, if any charge or fee for which Borrower becomes obligated in connection with the Loan Documents constitutes interest and is not otherwise stated as a rate, such charge or fee shall be deemed an additional rate of interest to which Borrower agrees, computed by dividing the amount of such charge or fee by the principal amount of the Credit Facility.  This provision shall control every agreement between Borrower and Lender.

3.           Creation of Security Interest.

3.1.           Borrower grants to Lender a security interest in the Collateral to secure the prompt payment and timely performance by Borrower of the Obligations.

3.2.           INTENTIONALLY BLANK.

3.3.           Borrower shall execute and deliver to Lender concurrently with Borrower’s execution of this Agreement, and at any time or times hereafter at the request of Lender, promissory notes, financing statements, initial financing statements, continuation statements, security agreements, mortgages, assignments, certificates of title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents and records that Lender may request, in such form as is satisfactory to Lender, to further evidence the Obligations and/or to perfect and maintain Lender’s security interest in the Collateral and fully comply with this Agreement (collectively, the “Loan Documents”).

3.4.           Borrower authorizes Lender to file one or more financing statements and initial financing statements describing the Collateral.  Borrower hereby makes, constitutes and appoints Lender (and any of Lender’s officers, employees or agents designated by Lender) as Borrower’s true and lawful attorney with power, but without notice to Borrower, to sign the name of Borrower, or take any other necessary action, on any Financing Statement, initial financing statement, continuation statement, security agreement, mortgage, assignment, certificate of title, affidavit, letter of authority, or notice or other similar document necessary to perfect or continue the perfection of Lender’s security interest in the Collateral.  Borrower shall make appropriate entries in Borrower’s Books disclosing Lender’s security interest in the Collateral.  The power of attorney created in this Section is coupled with an interest, and shall be irrevocable until all Obligations are fully paid and satisfied.

3.5.           Lender (by any of its officers, employees or agents) shall have the right at any time or times hereafter during Borrower’s usual business hours to inspect the Collateral, provided that as long as Lender reasonably believes that no Event of Default exists, such inspection shall be after notice to Borrower.

3.6.           To further evidence the security interest of Lender in Accounts, Borrower shall, from time to time, provide Lender with schedules and written assignments of its Accounts, in form satisfactory to Lender.  Borrower’s failure to execute and deliver such schedules and/or assignments shall not affect or limit Lender’s security interest or any other rights in and to the Accounts.  Together with each schedule, Borrower shall furnish Lender with true and correct copies of Borrower’s customers’ invoices or the equivalent and original shipping or delivery receipts for all Inventory sold.

3.7.           Borrower authorizes Lender and Lender shall have the right at any time or times to verify the Accounts by mail, telephone, or otherwise in the name of Borrower or Lender.  In addition, Borrower authorizes Lender to obtain information from Borrower’s suppliers and customers and, in this regard, Borrower waives any right or claim against any such supplier or customer for furnishing information to Lender.

3.8.           Borrower shall promptly provide Lender with all information relating to the financial condition of any account debtor, and shall notify Lender of the rejection of goods by any account debtor, delay in the delivery of goods, or any returns or recoveries of goods, nonperformance of contracts, or the assertion by an account debtor of any claim, offset or counterclaim, and the settlement or adjustment of any dispute or claim with an account debtor on terms approved by Lender.

3.9.           Lender, or its agents, may at any time  and without notice thereof to Borrower:  (a) notify account debtors that their Accounts have been assigned to Lender, and that Lender has a security interest therein; (b) direct all account debtors to make payment of all Accounts to Lender; (c) demand, collect (by legal means or otherwise), receive, receipt for, sue for, compromise, adjust, settle or extend the time for payment of any Account upon such terms as Lender may reasonably determine under the circumstances, in its own name or in the name of Borrower (crediting Borrower’s Accounts with only the net amount received by Lender in payment of the Accounts, after deducting all Lender’s Costs in connection therewith); (d) take control of all proceeds from said Accounts; and (e) judicially enforce Borrower’s rights against the account debtors and obligors.

3.10.           Borrower agrees that it will cooperate with Lender (and execute such forms or notices as Lender may request) in notifying account debtors that their Accounts have been assigned to Lender and that Lender has a security interest therein and directing that all payments be remitted directly to Lender.  If Borrower receives any payment on any Account or any proceeds, such shall be received in trust as Lender’s trustee and Borrower shall each day deliver said payments and proceeds to Lender in their original form as received from the account debtors, together with a remittance report, in form satisfactory to Lender.  Upon the receipt of any check or other item of payment by Lender, such shall be considered a payment on the Obligations effective as of the date deemed received by Lender in its ordinary course of business for purposes of calculating availability under Section 2.1 hereof, however except as provided in this sentence and the following sentence, such shall not be considered payment to Lender until such check or other item of payment is actually paid.  For the purpose of computing the interest to be charged to Borrower under Section 2.5 hereof:  (i) all checks, all payments affected by wire transfer or automated clearing house, and other items of payment delivered to Lender from time to time shall be treated as being paid three (3) business days after the date Lender actually receives such check, wire transfer or automated clearing house, or other item of payment, subject to reversal of entry in the event such remittance is not paid upon presentment to the drawee bank.  It is further understood that for the purpose of computing interest to be charged to Borrower, the amount of any credit balance that Borrower may have with Lender shall be treated as an advance by Lender to Borrower under this Agreement.

3.11.           Borrower shall keep all goods returned by any account debtor and all goods repossessed or stopped in transit by Borrower, segregated from other property of Borrower, holding the same as trustee for Lender, until otherwise directed in writing by Lender.

3.12.           Borrower does hereby irrevocably designate, make, constitute and appoint Lender, and any agent designated by Lender, as Borrower’s true and lawful attorney, with power to do the following in Borrower’s or Lender’s name and at Borrower’s expense but without notice to Borrower, and at such time or times (except as otherwise provided herein) as Lender may, in its sole election, determine:

(a)           Endorse Borrower’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender’s possession;

(b)           Exercise all of Borrower’s rights and remedies with respect to the collection of Accounts;

(c)           Sign Borrower’s name on any invoice, freight bill or bill of lading relating to any Account, on any draft against an account debtor, on any schedule assignment of Accounts, verification of Accounts or on any notice to account debtors;

(d)           Prepare, file and sign Borrower’s name on any proof of claim in bankruptcy or similar document against an account debtor;

(e)           Prepare, file and sign Borrower’s name on any notice of lien, claim of mechanic’s or materialman’s lien or similar document or waiver or satisfaction thereof in connection with an Account; and

(f)           Execute any other documents that may facilitate the collection, liquidation or disposition of the Collateral.

The power of attorney created in this Section is coupled with an interest, and shall be irrevocable until all Obligations are fully paid and satisfied.

3.13.           Lender shall not be obligated to do any of the acts or exercise any of the powers hereinabove authorized, but, if Lender elects to collect Accounts, or do any such plural acts or exercise any of the foregoing powers, it may do so in any manner or means as it may determine, and shall not be liable to Borrower for any error in judgment or mistake of fact or law, excepting gross negligence or willful misconduct.  Notwithstanding the provisions of Sections 3.9 and 3.12, Lender shall only exercise the rights or powers set forth in said Sections if:  (a) Lender reasonably believes, in the exercise of its best judgment and in good faith, that there has been a Material Impairment, or that Borrower has defaulted under any provision of this Agreement; and (b) after Lender:  (i) gives Borrower written notice that it intends to exercise such rights and/or powers; (ii) agrees to meet with Borrower within twenty-four (24) hours after such notice is given to discuss the action which Lender contemplates taking, and (iii) subsequently gives Borrower written notice that it nevertheless intends to exercise the rights or powers set forth in this Agreement.  All acts by or on behalf of Lender pursuant hereto are hereby ratified and approved by Borrower.  The above-described power, being coupled with an interest, is irrevocable until all Obligations are fully paid and satisfied.

4.           Possession and Control of Collateral.

4.1.           Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Lender chooses to perfect its security interest by possession in addition to the filing of a financing statement.  Regardless who has possession, Borrower shall in all events bear the risk of loss of the Collateral.

4.2.           Lender shall have no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

4.3.           Where Collateral is in the possession of a third party, Borrower will join with Lender in notifying the third party of Lender’s security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Lender.

4.4.           Borrower will cooperate with Lender in obtaining control with respect Collateral consisting of:  (a) deposit accounts; (b) investment property; (c) letter-of-credit rights; and (d) electronic chattel paper.

4.5.           Borrower will not create any chattel paper without placing a legend on the chattel paper acceptable to Lender indicating that Lender has a security interest in the chattel paper.

5.           Term.

5.1.           Absent an Event of Default, the Agreement shall have a term of two (2) years from the date hereof, and shall be automatically renewed from year to year, unless terminated by either party on the anniversary date of this Agreement by written notice to this effect given not less than thirty (30) days prior to said anniversary date.  Borrower may terminate the Agreement at any time prior to the anniversary date of the Agreement, by giving written notice to Lender to that effect not less than thirty (30) days prior to the effective date of such termination, and by paying to Lender on or before the date of termination all Obligations, including the minimum amount of interest required to be paid by Borrower to Lender during what would otherwise be the remainder of the original or renewal term of the Agreement as provided in Section 2.5 above.  Upon an Event of Default, Lender may, at its election, terminate this Agreement at any time, without notice.  On the date of termination, all Obligations, including but not limited to, obligations arising by reason of the termination of this Agreement, shall become immediately due and payable without notice or demand.  Notwithstanding such termination, until all Obligations have been fully satisfied, Lender shall retain its security interest in all existing Collateral and Collateral arising thereafter, and Borrower shall continue to turn over all collections from the Accounts to Lender.  It is understood and agreed that if Borrower has given notice of termination, pursuant to the provisions of this Section, and fails to pay all Obligations to Lender on the specified date, or within ten (10) days thereafter, then this Agreement shall be automatically renewed for an additional one-year term.

6.           Representations and Warranties.

6.1.           Until all Obligations have been fully paid and satisfied, Borrower does hereby warrant and represent that:

(a)           If Borrower is a corporation or limited liability company, it is duly organized and is and all times hereinafter will be in good standing under the laws of the state of its incorporation or registration and is duly qualified and in good standing in every other state in which the nature of its business requires such qualification, unless the failure to be in good standing will not result in a material adverse effect on such Borrower;

(b)           Borrower is the true and lawful owner of the Collateral and has the rights, power and authority to transfer and grant a security interest therein to Lender;

(c)           The Chief Executive Office State, Borrower State, Collateral States and the chief place of business and the office where Borrower’s Books are kept are each accurately identified in Exhibit A;

(d)           Borrower is not doing business and has not done business during the last six (6) years under any trade name or style, except its name as set forth in this Agreement or under the following name(s);

•	PNG Ventures, Inc.
•	Telecommunications Technologies, Ltd.
•	Paper Computer Corp.
•	Paper Computer.com, Inc.
•	FleetStar
•	Applied LNG
•	ALT
•	Applied LNG Technologies USA, LLC
•	Applied LNG Tech

(e)           The execution, delivery and performance hereof does not constitute a default under any indenture, agreement or undertaking to which Borrower is now or hereafter a party or by which it is or will be bound and, if Borrower is a corporation or a limited liability company, the same are within Borrower’s corporate powers, have been duly authorized and are not in contravention of its articles, bylaws, or operating agreement;

(f)           There are no actions or proceedings pending by or against Borrower in any court or administrative agency and Borrower has no knowledge of any pending, threatened or imminent litigation, governmental investigation or claim, complaint, action or prosecution involving Borrower, except as may have been specifically disclosed in writing to Lender and if any of the foregoing arise during the term of this Agreement, Borrower shall immediately notify Lender in writing with respect thereto;

(g)           Borrower has duly filed all federal, state and other governmental tax returns which it is required by law to file and that all taxes and other sums which may be due to the United States, any state or other governmental authority have been fully paid and that Borrower now has and shall hereafter maintain reserves adequate in amount to fully pay all such tax liabilities which may hereafter accrue;

(h)           All assessments and taxes whether real, personal or otherwise due and payable by or imposed, levied or assessed against Borrower or any of its assets have been paid and shall hereafter be paid in full before delinquency.  Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law (including timely payment or deposit of all F.I.C.A. payments and withholding taxes) and will execute and deliver to Lender on demand appropriate certificates attesting to the payment or deposit thereof;

(i)           Borrower is now and shall be at all times hereafter solvent and able to pay its debts as they mature;

(j)           With respect to all Collateral, Lender’s security interest therein is now and shall hereafter at all times constitute a perfected, choate, and first security interest in the Collateral and is not now and will not hereafter become subordinate or junior to the security interest, lien, encumbrance or claim of any Person; and

(k)           All financial statements and information relating to Borrower with respect to the Eligible Accounts which have been or may hereafter be delivered by Borrower to Lender are true, complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied, and there has not been any material adverse change in the financial condition of Borrower since the last submission of such financial information to Lender.

6.2.           With respect to each Eligible Account now and from time to time hereafter created:

(a)           It is genuine, in all respects what it purports to be and represents a bona fide, existing, valid and legally enforceable indebtedness of the account debtor named therein, payable in the amount, time and manner stated in the invoice therefor, and is absolutely owing to Borrower and not contingent for any reason;

(b)           The delivery receipt and invoice therefor represents bona fide sale in the ordinary course of Borrower’s business, represents the kind, quality and quantity of the goods or services described therein, and that the goods or services described herein have been completely delivered, installed or performed and at the time of delivery or installation have been accepted by the account debtor without condition;

(c)           No payments have been or shall be made thereon, except payments that are turned over to Lender by Borrower;

(d)           There is no setoff, counterclaim or dispute existing or asserted with respect to the Account and Borrower has not made any agreement with the account debtor thereof for any deduction or discount of the sum payable thereunder, except regular discounts allowed by Borrower in the ordinary course of its business for prompt payment;

(e)           The goods sold or transferred or the services rendered as evidenced by the Account are not subject to any lien, claim, encumbrance or security interest, except that of Lender;

(f)           Borrower has no knowledge of the insolvency of the account debtor or of any action or proceeding involving the account debtor under any federal or state debtor’s relief statute;

(g)           Borrower has no knowledge of any fact or circumstance that would impair the validity or collectibility of the Account;

(h)           Borrower has not made any assignment of the Account or granted a security interest in the Account to any other party other than Lender; and

(i)           All of Borrower’s Books, and all records and documents relating to the Account are and will be genuine and in all respects what they purport to be, and accurately reflect the amounts owing or to be owing at maturity by the account debtor.

6.3.           Each warranty, representation and agreement contained in this Agreement shall be automatically deemed repeated with each advance and shall be conclusively presumed to have been relied upon by Lender regardless of any investigation made or information possessed by Lender.  The warranties, representations and agreements set forth herein shall be cumulative and in addition to any other warranties, representations and agreements which Borrower shall now or hereafter give, or cause to be given to Lender.

7.           Affirmative Covenants.

7.1.           Until all Obligations are fully paid and satisfied, Borrower will:

(a)           At all times fully comply with all federal, state and local laws, rules, orders or regulations pertaining to the conduct of its business, including, but not limited to all applicable federal, state and local environmental laws and regulations relating to the storage, usage and disposal of hazardous substances or toxic chemicals by Borrower in its business.  In this regard, Borrower agrees to defend, indemnify and hold Lender harmless for and against any and all costs, claims, demands, damages including attorneys’ fees, court costs, and investigatory and laboratory fees which Lender may suffer or incur in connection with any such violation which indemnification shall survive the termination of this Agreement.

(b)           Preserve its corporate existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets.

(c)           Maintain itself in good standing in all jurisdictions in which Borrower is doing business (other than where the failure to maintain such shall not have a material adverse effect on such Borrower), and at the request of Lender, furnish to Lender evidence of its good standing in all such jurisdictions.

(d)           Maintain Borrower’s Books at the address(es) set forth in Exhibit A.

(e)           Allow Lender to possess and remove copies of Borrower’s Books to Lender’s premises or the premises of any agent of Lender, for so long as Lender may desire in connection with the enforcement of Lender’s rights under this Agreement.

(f)           Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles which contain such information as may be requested by Lender, and permit Lender or any of its agents, during Borrower’s usual business hours or during the usual business hours of any third party having control over the records of Borrower, to have access to and have the right to examine all of Borrower’s Books and in connection therewith and permit Lender or any of its agents to copy and make extracts therefrom.

(g)           Furnish to Lender daily or less frequently as Lender shall permit from time to time, written schedules and reports of the status of Borrower’s Accounts in such form as shall be required by Lender.

(h)           Promptly furnish to Lender such records, data and other information with respect to the financial condition of Borrower and the Collateral, as Lender may request from time to time, and shall deliver to Lender detailed reports, each in form satisfactory to Lender and containing a statement of the financial condition and operation of Borrower:  (i) for each calendar month, within thirty (30) days after the end of the each month; and (ii) for each fiscal year, within ninety (90) days after the end of each such fiscal year.  Within twenty (20) days after demand by Lender, Borrower shall deliver to Lender copies of any financial report or statement prepared by or for Borrower.  Each such statement and report shall be prepared by an authorized officer of Borrower that states that such report, statement or document delivered or caused to be delivered to Lender is complete, correct and thoroughly presents the financial condition of Borrower, and that on the date of said certification no event or condition exists which constitutes a breach or event of default under this Agreement.  At the same time as it delivers the financial statements required under the provisions of this Section 7.1(h), Borrower shall also deliver to Lender a Compliance Certificate.

(i)           Notify Lender, in writing, of any material adverse change in Borrower’s financial condition, and of any loss or damage to any material portion of the Collateral.

(j)           Make timely payment or deposit of all taxes (including F.I.C.A. payments and deposits of withholding taxes) and assessments required to be paid by Borrower and deliver to Lender, as requested, evidence of such payment or deposit.

(k)           Pay all rent when due and otherwise abide by the terms under which Borrower leases or occupies the premises at which the Collateral is located; provided further if Borrower fails to do so, Lender may, without any obligation, pay such rent and any sum so paid shall be part of Lender’s Costs, secured by the Collateral and payable on demand.

(l)           Cause to be paid all amounts necessary to fund, in accordance with their terms, all pension plans presently in existence or hereafter created and Borrower will not withdraw from participation in, permit the termination or partial termination of, or permit the occurrence of any other event with respect to any deferred compensation plan maintained for the benefit of its employees under circumstances that could result in liability to the Pension Benefit Guarantee Corporation, or any of its successors or assigns, or to the entity which provides funds for such deferred compensation plan.

(m)           Maintain a net worth at least equal to $8,000,000.00.

(n)           Maintain all Collateral in the Collateral State(s) at the address(es) identified in Exhibit A and will not, without the prior written consent of Lender, move the Collateral to any other address(es).

(o)           Keep the Collateral free from any lien, security interest or encumbrance adverse to Lender and defend, at its own expense, the Collateral and the proceeds thereof against all claims and demands of all Persons at any time claiming the same or any interest therein, excluding the liens existing on the date hereof and listed on Schedule 1 (“Permitted Liens”).

(p)           Promptly deliver to Lender all documents and instruments relating to the Collateral, including invoices, original orders, shipping documents, delivery receipts, as Lender may request from time to time.

(q)           On request of Lender, execute and deliver to Lender any and all additional documents which Lender may request from time to time to evidence the advances made hereunder or the security interest granted hereby.

8.           Negative Covenants.

8.1.           Until all Obligations are fully paid and satisfied, Borrower will not, without the prior written consent of Lender:

(a)           Grant a security interest in the Collateral, or permit a lien, claim or encumbrance to be imposed on any of the Collateral (excluding Permitted Liens), or allow the Collateral to be possessed by or under the control of any other Person;

(b)           Sell, license, lease, rent or otherwise dispose of, move, transfer or relocate outside the Collateral State, whether by sale or otherwise, any of Borrower’s assets, including the Collateral, but excluding Inventory which may be sold, licensed, leased, or otherwise disposed of in the ordinary course of Borrower’s business, provided that Lender continues to have a security interest in the proceeds thereof;

(c)           Affix any of the Collateral to any real property in any manner which would change its nature from that of personal property to real property or to a fixture or an accession, and Borrower agrees that the Collateral shall remain personal property at all times notwithstanding any affixation thereof to any real property;

(d)           Permit any Collateral to be used in violation of any applicable law, regulation or policy of insurance;

(e)           Permit any levy, or attachment to be made on any of Borrower’s assets;

(f)           Permit any receiver, trustee, custodian, assignee for the benefit of creditors or any other Person or entity having similar powers or duties to be appointed or to take possession of any or all of Borrower’s assets;

(g)           Change its business structure, corporate identity or structure, do business under any additional trade name, or liquidate, merge or consolidate with or into any other business organization;

(h)           Change its Borrower State;

(i)           Change its corporate or trade name without providing Lender with thirty (30) days’ prior written notice;

(j)           Change any of its Collateral States without providing Lender with 30 days’ prior written notice;

(k)           Relocate its place of business, its Chief Executive Office State or move Borrower’s Books from the locations set forth on Exhibit A;

(l)           Acquire any entity or purchase the stock or securities of any entity (other than securities of any state or federal government);

(m)           Permit any sale or disposition of a controlling interest in Borrower or permit a change in the management of Borrower;

(n)           Enter into any transaction or incur any debts not in the usual course of Borrower’s business;

(o)           Guarantee or otherwise become in any way liable with respect to the obligations of any Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Lender on account of the Obligations;

(p)           Pay or declare any dividends upon Borrower’s capital stock;

(q)           Redeem, retire, purchase or otherwise acquire directly or indirectly any of Borrower’s capital stock;

(r)           Make any distribution of Borrower’s property or assets;

(s)           INTENTIONALLY BLANK; and

(t)           Make any advance, loan, contribution or payment of money (other than compensation for personal services), goods or credit to, or guarantee any obligation of any subsidiary, affiliate or parent corporation, or any officer, shareholder or employee, or cause or permit any such advance, loan, contribution or guarantee to be made by any subsidiary corporation.

9.           Insurance.

9.1.           Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, and all other hazards and risks ordinarily insured against by owners in similar businesses for the full insurable value thereof, and public liability and property damage insurance relating to Borrower’s ownership and use of its assets.  All such policies of insurance shall be in such form, with such companies and in such amounts as may be satisfactory to Lender.  Borrower shall deliver to Lender certified copies of such policies of insurance and evidence of the payment of all premiums therefor.  All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form satisfactory to Lender showing Lender as the loss payee.  All proceeds payable thereunder shall be payable to Lender and upon receipt by Lender shall, at Lender’s option, be applied on the account of the Obligations, whether or not then due, or to the repair or replacement of the Collateral.  To secure the payment of the Obligations, Borrower grants Lender a security interest in and to all such policies of insurance (except those of public liability and property damage) and the proceeds thereof, and Borrower shall direct all insurers under such policies of insurance to pay all proceeds thereof directly to Lender.  Borrower hereby irrevocably appoints Lender (and any of Lender’s officers, employees or agents designated by Lender) as Borrower’s attorney for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.  Each such insurer shall agree, by endorsement upon the policy or policies of insurance issued by it to Borrower as required above, or by independent instruments furnished to Lender, that it will give Lender at least ten (10) days written notice before any such policy or policies of insurance shall be altered or cancelled, and that no act of Borrower or any other Person or the default hereunder by Borrower, shall affect the right of Lender to recover under such policy or policies of insurance.  Lender, without waiving or releasing any Obligations or default by Borrower hereunder, may, but shall have no obligation to do so, obtain and maintain such policies of insurance and pay such premiums and take any other action with respect to such policies which Lender deems advisable.  All sums so disbursed by Lender, as well as reasonable attorney’s fees, court costs, expenses and other charges relating thereto, shall be a part of Lender’s Costs, secured by the Collateral and payable on demand.

10.           Events of Default.

10.1.           The occurrence of any one or more of the following shall, at the option of Lender, constitute an event of default under this Agreement (each an “Event of Default”):

(a)           Borrower fails to pay when due and payable or declared to be due and payable, any of the Obligations (whether of principal, interest, taxes, reimbursement of Lender’s Costs, or otherwise).

(b)           Borrower fails or neglects to comply with, perform, keep or observe any term, provision, condition, or covenant contained in this Agreement, or any other present or future agreement between Borrower and Lender.

(c)           Any representation, statement, report or certificate made or delivered by Borrower, or any of its officers or agents, (either individually or as an officer or agent of Borrower) to Lender proves to be untrue, inaccurate, incomplete or incorrect in any material respect.

(d)           A Material Impairment has occurred or exists.

(e)           Any Collateral cannot be located within five (5) days after Lender makes demand upon Borrower to inspect the same, or any Collateral has been moved outside the Collateral State, without the consent of Lender.

(f)           Any of Borrower’s assets are attached, seized, or are levied upon, and the same are not released, discharged or bonded against within ten (10) days thereafter.

(g)           A notice of lien, levy or assessment is filed of record with respect to any or all of Borrower’s assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any or all of the Borrower’s assets and the same is not paid on the payment date thereof.

(h)           Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs.

(i)           Any proceeding under the Bankruptcy Code or any similar remedy under state statutory or common law is filed by or against Borrower.

(j)           Borrower ceases normal business operations.

(k)           A material portion of the Collateral is stolen, damaged or destroyed.

(l)           A judgment or other claim becomes a lien or encumbrance upon any or all of Borrower’s assets and the same is not satisfied, dismissed or bonded against within ten (10) days thereafter.

(m)           If any of Borrower’s records are prepared and kept by an outside computer service at any time during the term of this Agreement, and said computer service fails to timely provide Lender with any requested information or financial data pertaining to the Collateral, Borrower’s financial condition or the results of Borrower’s operations.

(n)           If there is a default in any agreement to which Borrower is a party with third parties resulting in a right by such third parties to accelerate the maturity of any indebtedness of Borrower to such third party.

(o)           Borrower makes any payment on account of indebtedness that has been subordinated to the Obligations to Lender, without Lender’s consent, or if any Person subordinating such indebtedness terminates or in any way limits his subordination.

(p)           The chief executive officer of Borrower dies, or is no longer associated with the Borrower in that capacity.

(q)           INTENTIONALLY BLANK.

(r)           Borrower fails to comply with, or become subject to any administrative or judicial proceeding under any federal, state or local:  (i) hazardous waste or environmental law, (ii) asset forfeiture or similar law which can result in the forfeiture of property, or (iii) other law, where noncompliance may have any significant effect on the Collateral.

(s)           Lender receives a SOS Report indicating that Lender’s security interest is not prior to all other security interests or other interests reflected in the report.

11.           Lender’s Rights and Remedies.

11.1.           At any time when an Event of Default shall exist and after the expiration of any applicable “Grace Period” (as hereafter defined), in addition to all rights and remedies provided for under the other Loan Documents, Lender shall have all rights and remedies provided to it by law, hereunder, and each other document under which Borrower shall be obligated to Lender and, without limiting the generality of the foregoing, Lender may do any one or more acts described in this Section, or under the other Loan Documents and in any order it deems appropriate.  “Grace Period” means the number of calendar days after Lender gives notice in accordance with Section 14.  If an Event of Default involves Borrower’s obligation to pay money or discharge an indebtedness, the applicable Grace Period shall be five (5) days.  If an Event of Default involves the performance or non-performance of an act, or the occurrence or non-occurrence of an event or circumstance, other than the payment of money, the Grace Period shall be thirty (30) days.  Notwithstanding the foregoing, there shall be no Grace Period applicable to an Event of Default under Sections 10.1(g), (h), (i), (j), (k) or (l); based upon a breach of a representation or warranty, or a false statement in or a material omission from any document forming part of the transaction in respect of which this Agreement was made, and in the breach of the covenant to maintain adequate insurance:

(a)           Declare any or all of the Obligations, whether evidenced by note(s), or otherwise, immediately due and payable;

(b)           Terminate this Agreement, but without affecting Lender’s rights and security interests in the Collateral, and the Obligations;

(c)           Cease making advances to or for benefit of Borrower under the Credit Facility or reduce the Credit Facility;

(d)           Continue making advances to Borrower in such amounts as Lender may determine, in its sole discretion, without waiving any default by Borrower under this Agreement;

(e)           Proceed to collect the Accounts, and, in this regard, notify the post office authorities to change the address for delivery of Borrower’s mail to an address designated by Lender, and receive, open and distribute all mail addressed to Borrower, retaining all mail relating to Collateral and forwarding all other mail to Borrower;

(f)           Exercise any and all of the rights accruing to a secured party under the Code and any other applicable law;

(g)           Require Borrower to assemble the Collateral, hold the same in trust for Lender’s account and, at Borrower’s expense, deliver the same to Lender or to a third party as Lender’s bailee at a place or places to be designated by Lender which is reasonably convenient to the parties, or store the same in a warehouse in Lender’s name and deliver to Lender documents of title representing said Collateral;

(h)           Enter, with or without process of law, and without further permission of Borrower, upon any premises where the Collateral is or believed by Lender to be located, using all necessary force to accomplish the same without committing a breach of the peace (Borrower hereby waiving all claims for damages or otherwise due to, arising from or connected with such entry and/or seizure), and:  (i) take possession of said premises and of the Collateral located therein; (ii) place a custodian in exclusive control of said premises and of any of the Collateral located therein; (iii) remove from the premises the Collateral (and any of Borrower’s Books, materials and supplies) in any way relating to the Collateral or useful by Lender in enforcing its rights hereunder; (iv) remain upon said premises and use the same (together with said Borrower’s Books, materials and supplies) for the purpose of collecting the Collateral and/or preparing the Collateral for disposition and/or disposing of the Collateral;

(i)           Make (without any obligation to do so) any payment and take such action as Lender considers necessary or reasonable to protect or preserve the Collateral or its security interest therein, including paying, purchasing, contesting or compromising any encumbrance, charge or lien which, in the opinion of Lender, interferes with the enforcement of its security interests or the liquidation or disposition of the Collateral;

(j)           Ship, reclaim, recover, store, finish, maintain, repair and prepare for sale all or any portion of the Collateral;

(k)           Sell at one or more public or private sales, lease or otherwise dispose of the Collateral (regardless whether Lender has taken possession thereof or whether the Collateral is present at any such sale or disposition) in its then condition, or after further manufacturing, processing or preparation thereof (utilizing, in connection therewith, without charge or liability to Lender therefor, any of Borrower’s assets), by means of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as, , in the opinion of Lender, is commercially reasonable;

(l)           Seek temporary or permanent injunctive relief without the necessity of proving actual damages, as no remedy at law will provide adequate relief to Lender and, in this regard, the bond which Lender may be required to post shall be no more than $500.00; and

(m)           Require Borrower to pay all Lender’s Costs incurred in connection with Lender’s enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by Lender.

11.2.           Any deficiency that exists after disposition of the Collateral as provided herein, shall be due and payable by Borrower upon demand, with any excess to be paid by Lender to Borrower.

11.3.           Lender shall give Borrower such notice of any private or public sale, lease or other disposition as may be required by the Code, unless notice has been waived after an Event of Default pursuant to the Code.

11.4.           Lender shall have no obligation to clean up or otherwise prepare the Collateral for sale.  Lender shall have no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them, and Lender may release, modify or waive any of the Collateral provided by any other Person to secure any of the Obligations, all without affecting Lender’s rights against Borrower.  Borrower waives any right it may have to require Lender to pursue any third Person for any of the Obligations.  Lender has no obligation to marshal any assets in favor of Borrower, or against or in payment of the Obligations or any other obligation owed to Lender by Borrower or any other Person.  Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

11.5.           Lender may dispose of the Collateral without giving any warranties as to the Collateral.  Lender may specifically disclaim any warranties of title or the like.  This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

11.6.           If Lender sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Borrower shall be credited with the proceeds of the sale.

11.7.           In the event Lender purchases any of the Collateral being sold, Lender may pay for the Collateral by crediting against the purchase price some or all of the Obligations.

11.8.           Lender’s rights and remedies under this Agreement and all other agreements shall be cumulative and may be exercised simultaneously or successively, in such order as Lender shall determine.  In addition, Lender shall have all other rights and remedies not inconsistent herewith as provided by law or in equity.  No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any default on Borrower’s part shall be deemed a continuing waiver.  No delay by Lender shall constitute a waiver, election or acquiescence by it.

12.           Taxes and Expenses Regarding Borrower’s Property.

12.1.           If Borrower fails to pay any assessments, taxes, contributions, or make any deposits, or furnish any required proof thereof as set forth in Section 7(j) hereof or in any other provision of this Agreement, Lender may, in its sole and absolute discretion and without notice to Borrower:  (a) make payment of the same or any part thereof, or (b) set up such reserves in Borrower’s account as Lender deems necessary to satisfy the liability therefor, or both.  If Borrower fails to promptly pay when due to any other Person, any sum which Borrower is required to pay by reason of any provision in this Agreement, Lender may, but is not obligated to, advance any sums which it deems appropriate for the protection or preservation of the Collateral or its security interest therein, and the amount so advanced by Lender shall bear interest at the rate provided for in Section 2.9 above, and shall constitute Lender’s Costs, payable on demand, and shall be secured by the Collateral.  Any payment made by Lender shall not constitute:  (a) an agreement by it to make similar payments in the future, or (b) a waiver by Lender of any default under this Agreement.  Lender need not contest nor inquire as to the validity of any such expense, tax, security interest, encumbrance or lien, and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

13.           Waivers By Borrower.

13.1.           Lender shall not be deemed to have waived any provision of this Agreement, or any right or remedy which it may have hereunder, or at law or equity, unless such waiver is in writing and signed by Lender.

13.2.           Borrower waives the right to direct the application of any payments at any time or times received by Lender on account of the Obligations and Borrower agrees that Lender shall have the continuing exclusive right to apply and reapply such payments in any manner as Lender may deem advisable.

13.3.           Except as otherwise provided for in this Agreement, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable.

13.4.           Failure or delay by Lender in exercising or enforcing any right, power, privilege, lien, option or remedy hereunder shall not operate as a waiver thereof and a waiver by Lender of any default by Borrower under this Agreement shall not be construed to create any right or expectation of future waiver of any subsequent breach or default by Borrower under this Agreement whether of the same or of a different nature.

13.5.           Lender shall not in any way or manner be liable or responsible for:  (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other Person whomsoever.  All such risk or loss, damage or destruction of the Collateral shall be borne by Borrower.

13.6.           Borrower waives (to the extent the same may be lawfully waived):  any and all causes of action and claims which it may now or ever have against Lender for failing to protect any Collateral in its possession, or failing to collect or sell any of the Collateral, notwithstanding the effect of such possession, collection or sale upon the business of Borrower.  In addition, Borrower hereby releases Lender of and from:  (a) any and all liabilities or penalties for failure of Lender to perfect or maintain the priority of its security interest or to comply with any statutory or other requirement imposed on Lender; and (b) any error of judgment or mistake of fact or law.

13.7.           In the event Lender seeks to obtain possession of any of the Collateral by replevin or other judicial process, Borrower hereby waives:  (a) any bond or security required to be posted by any statute, court rule or otherwise as an incident to such possession; and (b) any demand for possession of the Collateral prior to the commencement of any suit or action to recover possession thereof.

14.           Notices.

14.1.           Unless otherwise provided in this Agreement, all notices, demands or other communications to either party shall be in writing and shall be mailed, telecopied or communicated by means of facsimile transmission (followed by a mailed or delivered hard copy), or delivered by hand or courier service, at their respective addresses set forth in this Agreement, or at such other addresses as shall be designated by such party in a written notice to the other party.  All notices and other communications shall be deemed delivered and effective when a record has been sent by telecopy or other facsimile transmission, or upon receipt through the Internet, or upon hand delivery or upon the third (3rd) business day after deposit in a United States postal box if postage is prepaid, and the notice properly addressed to the intended recipient.

15.           Destruction of Borrower’s Documents.

15.1.           Any documents, schedules, invoices or other papers delivered to Lender, may be destroyed or otherwise disposed of by Lender five (5) months after they are delivered to or received by Lender, unless Borrower requests, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Borrower’s expense, for their return.

16.           Release.

16.1.           At such time as all Obligations shall have been fully paid and satisfied and Borrower executes a release acknowledging that Borrower does not have any claims against Lender and provides Lender with an appropriate indemnity indemnifying Lender for any remittances for which Borrower has received credit and which are not paid, Lender shall release its security interest in the Collateral and deliver to Borrower an appropriate termination statement.

17.           General Provisions.

17.1.           The parties intend and agree that their respective rights, duties, powers, liabilities, obligations and discretions shall be performed, carried out, discharged and exercised reasonably and in good faith.

17.2.           If at any time or times hereafter Lender employs counsel for advice or other representation:  (a) with respect to any of the Collateral or this Agreement; (b) to represent Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Lender,

Borrower or any other party) in any way relating to any of the Collateral, this Agreement or Borrower’s affairs; (c) to protect, collect, lease, sell, take possession of or liquidate any of the Collateral; (d) to attempt to enforce any security interest of Lender in any of the Collateral; or (e) to enforce any rights of Lender against Borrower or against any other Person which may be obligated to Lender by virtue of this Agreement including Borrower’s account debtors, then, in any of the foregoing events, all of the reasonable attorneys’ fees arising from such services and all expenses, costs and charges in any way arising in connection therewith or relating thereto shall constitute a part of Lender’s Costs secured by the Collateral and be payable on demand.

17.3.           Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise; on the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.  When permitted by the context, the singular includes the plural and vice versa.

17.4.           With respect to procedural matters related to the perfection and enforcement of Lender’s rights against the Collateral, this Agreement shall be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the state where the Collateral, or the portion of it against which enforcement is sought, is located without regard to that state’s conflicts of law provisions.  In all other respects, this Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions.  However, if there ever is a question about whether any provision of this Agreement is valid or enforceable, the provision that is questioned will be governed by whichever state or federal law would find the provision to be valid and enforceable.

17.5.           In any litigation involving Lender and Borrower, Borrower does hereby irrevocably submit itself to the process, jurisdiction and venue of the Superior Court of the State of Arizona, Maricopa County, Arizona, the United States District Court for the District of Arizona, the courts of the State of California, County of San Diego, or the United States District Court for the Central or Southern District of California, as Lender may elect, for the purposes of suit, action or other proceedings arising out of or relating to this Agreement or the subject matter hereof, and without limiting the generality of the foregoing, hereby waives and agrees not to assert by way of motion, defense or otherwise in any such suit, action or proceeding any claim that Borrower is not personally subject to the jurisdiction of such courts, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

17.6.           The provisions of this Agreement are independent of and separate from each other.  If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or unenforceability of any other provision hereof and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

17.7.           Article and Section headings and numbers have been set forth herein for convenience only; unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.8.           This Agreement cannot be changed or terminated orally.  All prior agreements, understandings, representations, warranties, and negotiations, if any, are merged into this Agreement.

17.9.           Lender shall have the right, without the consent of or notice to Borrower to grant participation interests in the Credit Facility and in this regard may provide the participant with any and all information with respect to Borrower and the Credit Facility.  In addition, Lender may assign this Agreement and its rights and duties hereunder at any time, without the consent of or notice to Borrower.  This Agreement shall inure to the benefit of Lender, its successors and assigns.  Borrower may not assign this Agreement or any rights hereunder, without Lender’s prior written consent and any such assignment shall be void and of no effect whatsoever.  No consent to any assignment by Lender shall, without the written consent of Lender, release Borrower of its Obligations to Lender.

17.10.           This Agreement shall inure to the benefit of Lender and any successors or assigns of Lender, including any participant in the Credit Facility.  This Agreement shall bind and inure to the benefit of the successors and assigns of Lender and shall bind all Persons who become bound as a debtor to this Agreement. Borrower may not assign this Agreement or any rights hereunder without Lender’s prior written consent and any prohibited assignment shall be absolutely void.  No consent to any assignment by Lender shall release Borrower of its Obligations to Lender.  Lender may assign this Agreement and its rights and duties hereunder, and if an assignment is made, Borrower shall render performance under this Agreement to the assignee.  Borrower waives and will not assert against any assignee of Lender any claims, defenses (except defenses which cannot be waived) or set-offs which Borrower could assert against Lender.

17.11.           This Agreement has been considered, approved and made in the State of California, and it and all other documents shall become effective only when accepted by Lender in the State of California.

18.           Rules of Construction.

18.1.           No reference to “proceeds” in this Security Agreement authorizes any sale, transfer, or other disposition of the Collateral by the Borrower.

18.2.           “Includes” and “including” are not limiting.

18.3.           “Or” is not exclusive.

18.4.           “All” includes “any” and “any” includes “all.”

19.	TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY TRANSACTIONS HEREUNDER.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date written above.

LENDER:

First Community Financial,
a division of Pacific Western Bank

By: _______________________
Gregg A. Sharp

Title: Executive Vice President

BORROWER:	BORROWER:

Applied Natural Gas Fuels, Inc.,	New Earth LNG, LLC,
a Nevada corporation	a Delaware limited liability company

SOLE MEMBER:
By: _______________________
Cem Hacioglu	Applied Natural Gas Fuels, Inc.,
a Nevada corporation
Title: Chief Executive Officer

By: _______________________
By: _______________________	Cem Hacioglu
A. Bradley Gabbard
Title: Chief Executive Officer
Title: Chief Financial Officer

By: _______________________
A. Bradley Gabbard

Title: Chief Financial Officer

BORROWER:	BORROWER:

Arizona LNG, LLC,	Applied LNG Technologies, L.L.C.,
a Nevada limited liability company	a Delaware limited liability company

SOLE MEMBER:	SOLE MEMBER:

New Earth LNG, LLC,	New Earth LNG, LLC,
a Delaware limited liability company	a Delaware limited liability company

By: _______________________	By: _______________________
Cem Hacioglu	Cem Hacioglu

Title: Chief Executive Officer	Title: Chief Executive Officer

By: _______________________	By: _______________________
A. Bradley Gabbard	A. Bradley Gabbard

Title: Chief Financial Officer	Title: Chief Financial Officer

BORROWER:

Fleet Star, Inc.,
a Delaware corporation

By: _______________________
Cem Hacioglu

Title: Chief Executive Officer

By: _______________________
A. Bradley Gabbard

Title: Chief Financial Officer